Exhibit 99.1

SONIC FINANCIAL CORPORATION PURCHASES SHARES IN TENDER OFFER FOR SPEEDWAY MOTORSPORTS, INC.

CONCORD, NC (September 17, 2019) – Sonic Financial Corporation (“Sonic Financial”) and Speedway Motorsports, Inc. (NYSE: TRK, “Speedway Motorsports”) today announced that Sonic Financial’s tender offer to purchase all outstanding shares of common stock of Speedway Motorsports expired one minute past 11:59 p.m., New York City time, on September 16, 2019. A subsidiary of Sonic Financial has accepted for payment all shares of Speedway Motorsports that were validly tendered and not validly withdrawn prior to the expiration of the tender offer at a price of $19.75 per share, in accordance with the terms and conditions of the tender offer.

American Stock Transfer & Trust Company, LLC, the depositary for the tender offer, has advised that, as of immediately prior to the expiration of the tender offer, a total of 7,414,631 shares of Speedway Motorsports had been validly tendered and not validly withdrawn in the tender offer, representing approximately 64.8% of the 11,434,595 outstanding shares of Speedway Motorsports not owned by Sonic Financial, O. Bruton Smith, his family and certain other related or affiliated persons.

Sonic Financial intends to promptly complete the acquisition of all shares of Speedway Motorsports through a merger of Speedway Motorsports and a subsidiary of Sonic Financial, without a vote of Speedway Motorsports stockholders, in accordance with Delaware law. The merger is anticipated to be effective as of September 17, 2019. As a consequence of the merger, each outstanding Speedway Motorsports share not tendered and purchased in the tender offer will be converted into the right to receive the same cash amount of $19.75 per share, without interest and less any required withholding taxes, that was offered in the tender offer. Following completion of the merger, Speedway Motorsports will become a wholly owned subsidiary of Sonic Financial, and Speedway Motorsports shares will cease to be traded on the New York Stock Exchange.

About Speedway Motorsports, Inc.

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. Speedway Motorsports, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor Speedway. Speedway Motorsports provides souvenir merchandising services through its Speedway Motorsports, Inc. Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary.

For more information, please visit the Speedway Motorsports website at: www.speedwaymotorsports.com.

About Sonic Financial Corporation

Sonic Financial is a privately held corporation controlled by O. Bruton Smith and members of his family and affiliated entities and trusts. Sonic Financial was incorporated in 1987 and is based in Charlotte, North Carolina. In addition to its shares in Speedway Motorsports, Sonic Financial holds shares in Sonic Automotive, Inc., a publicly traded automotive retailer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including statements relating to the anticipated acquisition of Speedway Motorsports by Sonic Financial and other matters that are not historical facts.  Statements in this news release that relate to future results and events are forward-looking statements based on Sonic Financial’s current plans and expectations and are subject to a number of risks and uncertainties, including risks and uncertainties with respect to Sonic Financial, Speedway Motorsports, the tender offer or the anticipated merger, that could cause actual results to differ materially from those described in these forward-looking statements.

Contact: Janet Kirkley, 704-532-3318